Exhibit 16.1

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November 24, 2004


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC  20549

Re:   Summit Environmental Corporation, Inc.
      SEC File No. 333-48659


Commissioners:

We have read Summit Environmental Corporation, Inc.'s statements included under
Item 4.01 of its Form 8-K for November 22, 2004 and we agree with such statements concerning our firm.


/s/ Lane Gorman Trubitt
---------------------------
Lane Gorman Trubitt, L.L.P.